UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 29, 2009

FORGEHOUSE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51465	20-1904354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Alexander Dr., Suite 150 Alpharetta, GA 30005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (404) 495-3910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2009, we entered into an Asset Purchase Agreement with Enforce Global, LLC, pursuant to which we sold all of the assets related to our OneVision® business.  The consideration for the transaction was the return of approximately 10.74 million shares of our common stock to our treasury for cancellation and the assumption by Enforce of those liabilities of ours that relate to our OneVision® business, but which were not liabilities of our wholly-owned subsidiary, ForgeHouse, LLC, a Georgia limited liability company.  In connection with such assumptions of liabilities, our creditors executed and delivered agreements discharging us of any further responsibilities therefor.  The aggregate of such assigned liabilities was approximately $1,749,000.  Enforce is a Georgia limited liability company, controlled by John Britchford-Steel and Jose Alonso, who were the beneficial owners of more than 80% of the returned shares and, through December 31, 2009, served as certain of our directors and executive officers.

On December 31, 2009, we entered into a Membership Interest Purchase Agreement with John Britchford-Steel, pursuant to which we sold all of our membership interests in ForgeHouse, LLC.  As of the date of the sale, our subsidiary did not have any remaining assets.  The consideration for the transaction was the return of 2,500 shares of our common stock to our treasury for cancellation and the assumption by John Britchford-Steel of all of our subsidiary’s liabilities.  The aggregate of our subsidiary’s liabilities was approximately $258,000.  John Britchford-Steel was the beneficial owner of the returned shares and, through December 31, 2009, served as one of our directors and executive officers.

As of the closing of these two transactions, any outstanding options for the purchase of shares of our common stock were also consensually terminated by the holders thereof.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2009, in connection with the transactions referenced above, John Britchford-Steel and Jose Alonso resigned as directors and executive officers and Jorge Vargas resigned as an executive officer.  None of such individuals stated that there were any disagreements with us in connection with their respective resignations, but that the resignations were appropriate based on the closing of such transactions.

Philip Mann remains a director and, as of December 29, 2009, our board appointed him as our Assistant Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010	FORGEHOUSE, INC.

	By:	/s/ Philip Mann
Philip Mann
Assistant Secretary